Exhibit 10.12

SECOND AMENDMENT TO
THE SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF
USA RARE EARTH, LLC

This Second Amendment (this “Amendment”) to the Second Amended and Restated Equity Incentive Plan of USA Rare Earth, LLC (the “Company”) dated August 26, 2022, and as amended November 2, 2022 (and as further amended or restated from time to time, the “Plan”) is entered into as of February 10, 2024 (the “Effective Date”). Capitalized terms used in this Amendment without other definition shall, unless expressly stated otherwise, have the meanings specified in the Plan.

WHEREAS, the Company desires to amend the Plan in order to make certain changes, including regarding the classification of the Company as a corporation for federal income tax purposes.

PLAN

The Company, intending to be legally bound, agrees as follows:

1. In Section 1, the second sentence shall be deleted in its entirety and replaced with the following: “Capitalized terms used but not defined herein shall have the meanings ascribed to them in the LLC Agreement (as defined below).” The reference to the date of the Sixth Amended and Restated Operating Agreement of the Company will be completed with the effective date of such amendment.

2. The second sentence of the definition of “Distribution Threshold” shall be deleted in its entirety.

3. The definition of “LLC Agreement” shall be deleted in its entirety and replaced with the following: ““LLC Agreement” means the Fifth Amended and Restated Operating Agreement of the Company dated September 1, 2023, as amended by the First Amendment to the Fifth Amended and Restated Operating Agreement dated February 10, 2024 (as may be further amended, modified, superseded or replaced from time to time).” The reference to the date of the First Amendment to the Fifth Amended and Restated Operating Agreement of the Company will be completed with the effective date of such amendment.

4. The following shall be added as a new sentence to definition of “Reorganization”:

“For the avoidance of doubt and notwithstanding anything to the contrary, unless otherwise agreed to by the Board, the change in the Company’s federal taxation status from a partnership to a corporation, without a conversion of the Company’s entity status under applicable state law from a limited liability to a corporation, shall not constitute a Reorganization.”

5. Section 3.4 is deleted in its entirety and replaced with the following (and the section numbers are renumbered accordingly):

3.4 “Distribution Threshold. The determination of the Committee of each Distribution Threshold shall be final, conclusive and binding on all participants.”

6. The second sentence of Section 5.2(b) is deleted in its entirety.

7. Section 5.2(e) is deleted in its entirety and replaced with the following:

“(e) Voting. Participants, whether holding Unvested Incentive Units or Vested Incentive Units, shall have voting rights solely for any matter that, pursuant to the Agreement, requires the consent of a Majority-in-Interest. For such matters, the Incentive Units shall (i) vote on the basis of ten Incentive Units to one Unit (for clarity, each such Incentive Unit shall have a vote equivalent of 1/10th of a Unit), and (ii) shall be considered Members solely for the purpose of such votes.”

8. Section 8.2 is deleted in its entirety and replaced with the following:

“8.2 No Tax Advice. Nothing in this Plan nor any actions of the Managers, the Board or the Committee shall constitute any tax advice to any Participant nor does any of the Managers, the Board or the Committee guarantee any tax treatment hereunder.”

9. The last sentence of Section 10.7 is deleted in its entirety and replaced with the following: “The Committee may also amend the Plan and/or any Award Agreement without the Participant’s consent to the extent necessary to comply with Section 409A of the Code.”

10. Except to the extent amended hereby, all terms, provisions and conditions of the Plan shall continue in full force and effect and the Plan shall remain enforceable and binding in accordance with its terms.

11. This Amendment may be executed electronically and shall be as effective as delivery of an original executed copy of this Amendment.

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The Managers of the Company have caused an authorized person to execute this Amendment to evidence the Company’s adoption of this Amendment.

USA RARE EARTH, LLC

By:	/s/ Tom Schneberger
Name:	Tom Schneberger
Title:	Chief Executive Officer

Signature Page to Second Amendment to Second A&R Equity Incentive Plan –
USA Rare Earth, LLC